Exhibit 99.1

BRT APARTMENTS CORP. PROVIDES UPDATE

- Collects 96% of April Rent Payments –

- Company to Restate Previously Issued Financial Statements; Will Not Change Prior Reported Net Income, FFO or AFFO -

- Reiterates Expectations for 2019 Results -

Great Neck, New York – April 21, 2020 – BRT Apartments Corp. (NYSE:BRT) a real estate investment trust that owns, operates and develops multi-family properties today announced it is providing an update on the steps it is taking to mitigate COVID-19 as well as a Business update.

Jeffrey A. Gould, President and CEO commented, “We are currently living in an unprecedented time and the safety and health of our team members, partners and residents is our top priority. We have taken the steps recommended by the Centers for Disease Control and Prevention (CDC) and governmental authorities to keep all our stakeholders safe, while providing critical services to ensure our residents’ needs are met.”

Rent Update

As of April 20, 2020, the Company collected 96% of the rent from its multi-family properties for the month of April. BRT is in contact with select residents who have, due to severe economic difficulty, asked for some form of rent relief and is working with these residents to create a fair payment plan.

Operational Update

The Company has financial capacity of approximately $10 million of cash on hand as of April 15, 2020. The Company has implemented the following procedures to accommodate its team members, partners and residents:

●	Following guidelines established by the CDC and governmental authorities across all of its properties and offices.

●	Closed all leasing offices and in lieu of in-person apartment tours, the Company is providing virtual tours.

●	Closed the majority of common areas and staggered on-site staffing schedules, with a focus on only providing critical functions, to implement social distancing.

●	Halted evictions for 120 days as stipulated under the CARES Act and is working with residents, who are unable to pay rent due to the impact of COVID-19, to create fair payment plans.

2019 Preliminary Financial Expectations and Restatement

The Company is reiterating its financial expectations for 2019 that it originally disclosed on March 12, 2020. BRT still expects that for the year ended December 31, 2019, it will report net income of at least $856,000, or $0.05 per diluted share, funds from operations1 of $12.0 million or $0.74 per diluted share, adjusted funds from operations of $16.6 million, or $1.03 per diluted share, and total BRT Apartment’s stockholders’ equity of $192.1 million.

[1]	A description and reconciliation of non-GAAP financial measures (e.g., FFO and AFFO) to GAAP financial measures is presented later in this release. This reconciliation is presented in the manner which reflects the de-consolidation of three properties owned by joint ventures. A revised reconciliation will be provided in the future to the extent any further changes are made to the manner in which BRT presents its financial statements.

The Company will restate certain previously issued consolidated financial statements to reflect a change to the equity method of accounting for three joint ventures previously reported using a consolidated approach. This is a presentation issue that will not reduce net income, FFO, AFFO and BRT Apartments Corp. total stockholders’ equity for prior periods. Investors should no longer rely upon the Company’s consolidated financial statements, earnings releases or similar prior communications issued on or after March 31, 2018 through November 7, 2019. The Company has requested guidance from the Securities and Exchange Commission as to whether certain properties that have historically been presented on a consolidated basis should instead be presented on the equity method. Depending on the results of such guidance, BRT may be required to report that it will restate its presentation of its financial statements with respect to such other properties accordingly. Such restatement, if any, will not result in any reduction in previously reported net income, FFO, AFFO and BRT Apartments Corp. total stockholders’ equity.

Forward Looking Statements:

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof.  Forward looking statements, including statements with respect to BRT’s multi-family property acquisition, development and ownership activities, involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT’s control and could materially affect actual results, performance or achievements.  Other factors that could cause BRT’s actual results, performance or achievements to differ materially from its expectations include: the ongoing review of its financial statements, accounting, accounting policies and internal control over financial reporting; the preparation of, and the audit or review, as applicable, of restated filings; and the subsequent discovery of additional adjustments to its previously issued financial statements. In addition, BRT’s financial results and stock price may suffer as a result of the guidance sought from the Securities and Exchange Commission described above and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies in connection with or as a result of this process. Investors are cautioned not to place undue reliance on any forward-looking statements and to carefully review the Current Report of Form 8-K filed with the Securities and Exchange Commission on or about the date of this press release and the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in BRT’s Annual Report on Form 10-K for the year ended September 30, 2018 and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter.

About BRT Apartments Corp.:

BRT is a real estate investment trust that either directly, or through joint ventures, owns, operates and develops multi-family properties.  Additional financial and descriptive information on BRT, its operations and its portfolio, is available at BRT’s website at: http://BRTapartments.com. Interested parties are encouraged to review BRT’s Annual Report on Form 10-K for the year ended September 30, 2018, and the other reports filed thereafter with the Securities and Exchange Commission for additional information.

Contact:  Investor Relations

BRT Apartments Corp.

60 Cutter Mill Road

Suite 303

Great Neck, New York 11021

Telephone (516) 466-3100

Telecopier (516) 466-3132

http://BRTapartments.com

The table below provides a reconciliation of net income determined in accordance with GAAP to FFO and AFFO for the year ended December 31, 2019 (dollars in thousands)(unaudited):

Net Income attributable to common shareholders:	$856
Add: depreciation of properties	33,251
Add: our share of depreciation in unconsolidated joint ventures	5,847
Deduct: gain on sale of real estate	(27,516)
Adjustments for non-controlling interests	(428)
Funds from operations	12,010
Adjust for: straight line rents	(40)
Add: loss on extinguishment of debt	3,405
Add: amortization of restricted stock and RSU expense	1,492
Add: amortization of deferred mortgage and debt costs	1,522
Add: our share of amortization of deferred mortgage costs from unconsolidated joint ventures	57
Deduct gain on insurance recovery	(787)
Adjustments for non-controlling interests	(1,033)
Adjusted funds from operations	$16,626

The table below provides a reconciliation of net income per common share determined in accordance with GAAP to FFO and AFFO for the year ended December 31, 2019 (unaudited):

Net Income attributable to common shareholders:	$0.05
Add: depreciation of properties	2.06
Add: our share of depreciation in unconsolidated joint ventures	0.36
Deduct: gain on sale of real estate	(1.70)
Adjustments for non-controlling interests	(0.03)
Funds from operations	0.74
Adjust for: straight line rents	-
Add: loss on extinguishment of debt	0.21
Add: amortization of restricted stock and RSU expense	0.11
Add: amortization of deferred mortgage and debt costs	0.09
Add: our share of amortization of deferred mortgage costs from unconsolidated joint ventures	-
Deduct gain on insurance recovery	(0.05)
Adjustments for non-controlling interests	(0.07)
Adjusted funds from operations	$1.03

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